Exhibit 10.40
EXECUTION VERSION
 AMENDED AND RESTATED WAIVER TO CREDIT AGREEMENT
THIS AMENDED AND RESTATED WAIVER TO CREDIT AGREEMENT, dated as of February 16, 2021 (this “Waiver”), to that certain Credit Agreement, dated as of August 31, 2018 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of December 3, 2019 and as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) by and among MARRIOTT VACATIONS WORLDWIDE CORPORATION, a Delaware corporation (“MVWC”), MARRIOTT OWNERSHIP RESORTS, INC., a Delaware corporation (the “MVW Borrower” or the “Borrower Representative”), the Lenders and other parties party thereto, and JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
PRELIMINARY STATEMENTS:
WHEREAS, the Borrower Representative, the Required Revolving Credit Lenders and the Administrative Agent are party to that certain Waiver to Credit Agreement, dated as of May 14, 2020 (the “Existing Waiver”);
WHEREAS, this Waiver amends and restates in its entirety the Existing Waiver;
WHEREAS, the Borrower Representative has requested that the Required Revolving Credit Lenders consent to waive the requirements of Section 7.09 of the Credit Agreement for the fiscal quarters ending June 30, 2020 through December 31, 2021, and the Required Revolving Credit Lenders are willing to consent to such waiver on the terms and subject to the conditions set forth in this Waiver; and
WHEREAS, the Borrower Representative, the Required Revolving Credit Lenders and the Administrative Agent are willing to agree to this Waiver on the terms set forth herein.
NOW, THEREFORE, pursuant to Section 10.01 of the Credit Agreement, the parties hereto hereby agree as follows:
Section 1.Definitions.
As used in this Waiver, the terms listed in this Section 1 shall have the respective meanings set forth in this Section 1:
“Covenant Suspension Period” means the period commencing on the Waiver Effective Date through (but not including) the Covenant Suspension Period Termination Date.
“Covenant Suspension Period Termination Certificate” means an irrevocable certificate of an Authorized Officer of the Borrower Representative (similar in form to a Compliance Certificate) (i) stating that such certificate is a Covenant Suspension Period Termination Certificate and (ii) certifying compliance with the Financial Covenant (without giving effect to Section 2 hereof) for the most recently ended Test Period and demonstrating such compliance in reasonable detail.
“Covenant Suspension Period Termination Date” means the earlier of (x) the date of delivery of the Compliance Certificate pursuant to Section 6.02 of the Credit Agreement for the fiscal quarter ending March 31, 2022 demonstrating compliance with the Financial Covenant and (y) the date on which the Borrower Representative delivers to the Administrative Agent a

Covenant Suspension Period Termination Certificate; provided, that the Borrower Representative may only deliver a Covenant Suspension Period Termination Certificate once, on which date the waiver and agreements contained in Section 2 of this Waiver shall terminate.
“Modified Test Period” means (x) the Test Periods ending March 31, 2022, June 30, 2022 and September 30, 2022 or (y) if the Borrower Representative has delivered a Covenant Suspension Period Termination Certificate, the Test Period to which such Covenant Suspension Period Termination Certificate applies and the following two Test Periods.
“Waiver Effective Date” has the meaning specified in Section 4 hereof.
Section 2.Waiver.
(a)Each Lender party hereto (which Lenders collectively constitute the Required Revolving Credit Lenders) hereby agrees (x) to waive compliance with the Financial Covenant for the fiscal quarters ending June 30, 2020, September 30, 2020, December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021 and (y) that the Compliance Certificates delivered for such fiscal quarters shall be revised to reflect such waiver; provided that without the consent of the Required Revolving Credit Lenders during the Covenant Suspension Period, MVWC and the Borrower Representative shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:
(i)permit the sum of (x) the aggregate amount of cash and Cash Equivalents of MVWC and its Restricted Subsidiaries and (y) the aggregate available Revolving Credit Commitments as of the last day of each fiscal month of MVWC to be less than $300,000,000, and the Borrower Representative shall deliver a certificate to the Administrative Agent within five (5) Business Days following the end of each such fiscal month demonstrating compliance in reasonable detail (the “Minimum Liquidity Covenant”);
(ii)make any Restricted Payments pursuant to Section 7.06(f) in excess of $15,000,000 in the aggregate, or Section 7.06(j) in excess of $25,000,000 in the aggregate, or Section 7.06(k), (l)(ii), (m) or (n);
(iii)make any prepayments of Junior Debt;
(iv)make any Investments pursuant to Section 7.02(j), (t), (v) (provided that Investments in JV Entities shall be permitted in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, of up to $25,000,000), (y) or (cc); and
(v)incur any Indebtedness in the form of Incremental Facilities, or Indebtedness pursuant to Section 7.03(f) (except as incurred in the ordinary course of business), (r), (t), (u) or (v), in each case that is secured by a Lien; provided that the MVW Borrower’s 6.125% Senior Secured Notes due 2025 shall be permitted in any event.
(b)Commencing on the Waiver Effective Date and through the earlier of (i) the Covenant Suspension Period Termination Date and (ii) December 31, 2021, the Applicable Rate with respect to Revolving Credit Loans and the Commitment Fee Rate shall be as set forth under Level V of the Pricing Grid.
(c)Solely for purposes of any Request for Credit Extension under the Revolving Credit Facility made during the Covenant Suspension Period, the impacts of the COVID-19 pandemic on the business, result of operations or financial condition of MVWC and its Restricted Subsidiaries, taken as a whole, will be disregarded for purposes of determining the accuracy of the representation made in Section 5.05(b) of the Credit Agreement to the extent such event or circumstance has been (i) publicly disclosed by MVWC in its securities filings (including, without limitation, any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K) prior to the Waiver Effective Date or (ii) disclosed in the “Lender Presentation” (and/or any supplements thereto) provided by MVWC in connection with this Waiver.
It is understood and agreed that (i) upon any breach by the Borrower Representative of the agreements set forth herein, the waiver set forth in clause (a) above and the agreement set forth in clause (c) above shall immediately terminate and (ii) upon delivery of a Covenant Suspension Period Termination Certificate, the waiver and agreements set forth in clauses (a), (b) and (c) above shall immediately terminate; provided, that, notwithstanding the foregoing, (1) the Minimum Liquidity Covenant shall remain in full force and effect until the fiscal month ending December 31, 2021 and (2) failure of the Borrower Representative to deliver the certificate required by Section 2(a)(i) above shall be subject to a five (5) Business Day grace period.
Section 3.Consolidated EBITDA Calculation. Upon and following the termination of the Covenant Suspension Period, and solely for the purpose of calculating the Financial Covenant, Consolidated EBITDA shall be (i) with respect to the first applicable Modified Test Period, the greater of (x) Consolidated EBITDA for such Test Period and (y) the product of (A) four and (B) Consolidated EBITDA for the most recently ended fiscal quarter of such Test Period, (ii) with respect to the second applicable Modified Test Period, the greater of (x) Consolidated EBITDA for such Test Period and (y) the product of (A) two and (B) the sum of (1) Consolidated EBITDA for the most recently ended fiscal quarter of such Test Period and (2) Consolidated EBITDA for immediately preceding fiscal quarter and (iii) with respect to the third applicable Modified Test Period, the greater of (x) Consolidated EBITDA for such Test Period and (y) the product of (A) 4/3 and (B) the sum of (1) Consolidated EBITDA for the most recently ended fiscal quarter of such Test Period and (2) the sum of Consolidated EBITDA for the two immediately preceding fiscal quarters.
Section 4.Conditions to Effectiveness. This Waiver shall become effective on the first date (the “Waiver Effective Date”) when, and only when, each of the applicable conditions set forth below have been satisfied (or waived) in accordance with the terms herein:
(a)this Waiver shall have been executed and delivered by the Borrowers, MVWC, the Administrative Agent and Required Revolving Credit Lenders;
(b)(i) the representations and warranties of each Loan Party set forth in the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Waiver Effective Date with the same effect as though made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that (A) references to the “Closing Date” and the “Transactions” in Section 5.15 of the Credit Agreement shall be deemed to mean the “Waiver Effective Date” and the transactions contemplated by this Waiver, respectively and (B) the representation and warranty in Section 5.13 of the Credit Agreement shall apply to the written information furnished by or on behalf of a Loan Party to any Agent or Lender in connection with the transactions contemplated by this Waiver, and (ii) no Default shall exist or would result from the effectiveness of this Waiver and the consummation of the transactions contemplated by this Waiver;

(c)the Administrative Agent shall have received, for the account of each Revolving Credit Lender that submits its consent hereto, a consent fee in an amount equal to 0.05% of the Revolving Credit Commitments held by such Lender immediately prior to the Waiver Effective Date, which consent fee shall be earned, due and payable on, and subject to the occurrence of, the Waiver Effective Date; and
(d)the Administrative Agent shall have received a certificate dated as of the Waiver Effective Date and executed by a Responsible Officer of the Borrower Representative as to the matters set forth in Section 4(b) above.
Section 5.Acknowledgment and Confirmation. MVWC and each of the Borrowers hereby confirm and agree, on behalf of each of the Loan Parties, with respect to each Loan Document to which such Loan Parties are party to, that (i) all of their obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis regardless of the effectiveness of this Waiver and (ii) all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, regardless of the effectiveness of this Waiver, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and related guarantees.
Section 6.Expenses. Each of the Loan Parties hereby reconfirms its respective obligations pursuant to Section 10.04 of the Credit Agreement to pay all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this Waiver.
Section 7.Amendment, Modification and Waiver. This Waiver may not be amended, modified or waived except in accordance with Section 10.01 of the Credit Agreement.
Section 8.Entire Agreement. This Waiver, the Credit Agreement, as waived hereby, and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof and thereof. Except as expressly set forth herein, this Waiver shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as waived hereby. This Waiver shall not constitute a novation of any amount owing under the Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Credit Agreement and the other Loan Documents shall, to the extent not paid or exchanged on or prior to the Waiver Effective Date, shall continue to be owing under the Credit Agreement or such other Loan Documents until paid in accordance therewith. This Waiver is a “Loan Document” for all purposes under Credit Agreement and the other Loan Documents, and the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
Section 9.GOVERNING LAW. THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTIONS 10.14 AND 10.15 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS WAIVER MUTATIS MUTANDIS AND SHALL APPLY HERETO.

Section 10.Severability. In the event any one or more of the provisions contained in this Waiver should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, to the fullest extent permitted by applicable law, shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions
Section 11.Counterparts and Electronic Signatures. This Waiver may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Waiver by facsimile transmission or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of an originally signed counterpart of this Waiver. The words “delivery”, “execute,” “execution,” “signed,” “signature,” and words of like import in this Waiver and any document executed in connection herewith shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.
[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Waiver as of the date first written above.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President

MARRIOTT OWNERSHIP RESORTS, INC., as the MVW Borrower
By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President

[Signature page to Waiver to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Revolving Credit Lender
By:	/s/ Jeffrey Miller
Name: Jeffrey Miller
Title: Executive Director

[Signature page to Waiver to Credit Agreement]

BANK OF AMERICA, N.A., as a Revolving Credit Lender
By:	/s/ Suzanne E. Pickett
Name: Suzanne E. Pickett
Title: Senior Vice President

[Signature page to Waiver to Credit Agreement]

HSBC BANK USA, N.A., as a Revolving Credit Lender
By:	/s/ Jay Fort
Name: Jay Fort
Title: Senior Vice President

[Signature page to Waiver to Credit Agreement]

City National Bank of Florida, as a Revolving Credit Lender
By:	/s/ Erik Weiner
Name: Erik Weiner
Title: Market President Central Florida

[Signature page to Waiver to Credit Agreement]

TRUIST SECURITIES, INC. as a Revolving Credit Lender
By:	/s/ J. Matthew Rowand
Name: J. Matthew Rowand
Title: Director

[Signature page to Waiver to Credit Agreement]

U.S. Bank National Association, as a Revolving Credit Lender
By:	/s/ Steven L Sawyer
Name: Steven L. Sawyer
Title: Senior Vice President

[Signature page to Waiver to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Revolving Credit Lender
By:	/s/ William O'Day
Name: William O'Day
Title: Authorized Signatory

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

[Signature page to Waiver to Credit Agreement]

First Hawaiian Bank, as a Revolving Credit Lender
By:	/s/ Derek Chang
Name: Derek Chang
Title: Senior Vice President

[Signature page to Waiver to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Revolving Credit Lender
By:	/s/ Michael Strobel
Name: Michael Strobel
Title: Vice President
michael-p.strobel@db.com
212-250-0939

By:	/s/ Philip Tancorra
Name: Philip Tancorra
Title: Vice President
philip.tancorra@db.com
212-250-6576

[Signature page to Waiver to Credit Agreement]

BANK OF HAWAII, as a Revolving Credit Lender
By:	/s/ Terri L. Okada
Name: Terri L. Okada
Title: Senior Vice President

[Signature page to Waiver to Credit Agreement]

Fifth Third Bank, N.A., as a Revolving Credit Lender
By:	/s/ Andy Tessema
Name: Andy Tessema
Title: Vice President

[Signature page to Waiver to Credit Agreement]

Synovus Bank, as a Revolving Credit Lender
By:	/s/ Michael Sawicki
Name: Michael Sawicki
Title: Director

[Signature page to Waiver to Credit Agreement]

THE BANK OF NEW YORK MELLON, as a Revolving Credit Lender
By:	/s/ Rick Laudisi
Name: Rick Laudisi
Title: Managing Director

[Signature page to Waiver to Credit Agreement]

MUFG Union Bank, N.A., as a Revolving Credit Lender
By:	/s/ Deborah L. White
Name: Deborah L. White
Title: Director

[Signature page to Waiver to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Revolving Credit Lender
By:	/s/ Denis Waltrich
Name: Denis Waltrich
Title: Director

[Signature page to Waiver to Credit Agreement]